As filed with the Securities and Exchange Commission on August 1, 1995.
                                            Registration No. 33-
         SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549
                   _______________
                      FORM S-3
               REGISTRATION STATEMENT
                        Under
               The Securities Act of 1933
                   _______________
                   INTERSOLV, INC.
       (Exact name of Registrant as Specified in its Charter)

           Delaware                  52-0990382
(State or other jurisdiction        (I.R.S. Employer
of incorporation or organization)   Identification No.)

                  9420 Key West Avenue
              Rockville, Maryland  20850
                    (301) 838-5000
(Address, including zip code, and telephone number,
including area code, of Registrant's principal
executive offices)
                   Kenneth A. Sexton
                    INTERSOLV, Inc.
                 9420 Key West Avenue
              Rockville, Maryland  20850
                    (301) 838-5000
     (Name, address, including zip code, and
     telephone number, including area code, of agent for service)
                      Copy to:
                 Jeffrey E. Jordan, Esq.
             Arent Fox Kintner Plotkin & Kahn
              1050 Connecticut Avenue, N.W.
                Washington, DC  20036-5339

     Approximate date of commencement of
     proposed sale to the public:  As soon as
     practicable on or after the effective date of this
     Registration Statement.
                      ______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

   If any of the securities being registered on this Form are to be be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

   If any of the securities being registered on this
Form are to be offered on a delayed or continuous basis
pursuant to Rule 415 under the Securities Act of 1933,
other than securities offered only in connection with
dividend or interest reinvestment plans, please check
the following box.  X
     _______________
           CALCULATION OF REGISTRATION FEE
Title of Each   Amount     Proposed     Proposed  Amount of
Class of        to be      Maximum      Maximum  Registration
Securities      Registered Aggregate    Offering  Fee
be Registered              Price Per    Price (1)
                           Unit
Common Stock,   675,000      $24.875     $16,790,625 $5,789.87
$.01 par        shares
value
Share Purchase
Rights

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c).

     The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      PROSPECTUS
                       INTERSOLV, INC.
               675,000 Shares of Common Stock

      The  Common Stock of INTERSOLV, Inc. (the
"Company" or  "INTERSOLV"), par value $0.01 per share
(the  "Common Stock"),   offered  hereby  is  held   by
the   Selling Securityholders (as defined herein) who
may from time  to time  offer  for sale such shares of
Common  Stock.   See "Selling Securityholders."  The
Company will not receive any proceeds from the sale by the Selling Securityholders of the Common Stock.

      The  Common Stock is listed on the NASDAQ
National Market System under the symbol "ISLI."  On
July 31, 1995, the last reported sale price of the Common Stock reported on the NASDAQ National Market was $24.875 per share. See "Price Range of Common
Stock."

     See "Risk Factors" on page 5 for certain information that should be considered by prospective investors.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE  SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY
STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
PASSED UPON THE ACCURACY  OR  ADEQUACY  OF
THIS  PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL OFFENSE.

       Any or all of the Common Stock offered hereby
may be sold  from  time  to  time to purchasers
directly  by  a Selling   Securityholder. Alternatively,
a Selling Securityholder may from time to time offer any or all of the Common Stock through underwriters, dealers, brokers or other agents. The Company will pay the expenses of this offering estimated at $45,000. The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling
Securityholder or by agreement between a Selling Securityholder and its underwriters, dealers, brokers or other agents.

      Any  underwriters, dealers, brokers or other
agents participating in the distribution of Common
Stock offered hereby   may receive compensation in the form of
underwriting discounts, concessions, commissions or fees from a Selling Securityholder and/or purchasers of Common Stock for whom they may act. In addition, a Selling Securityholder and any such underwriters, dealers, brokers or other agents that participate in the distribution of Common
Stock  may  be  deemed  to be underwriters under the Securities
Act, and any profits on the sale of Common Stock by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriter, broker, dealer or other agent in connection with the sale of the Common Stock will be selected by a Selling Securityholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business. The Company cannot presently estimate the amount of any such discounts, commissions or concessions. The Company knows of no existing arrangements between the Selling Securityholders and any underwriter, dealer, broker or other agent. See "Plan of Distribution."

The date of this Prospectus is August 1, 1995

       No   person  has  been  authorized  to  give
any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This
Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                     TABLE OF CONTENTS

                                                Page

          Available Information                  2
          Documents  Incorporated by  Reference  3
          The Company                            4
          Risk Factors                           5
          Price Range of Common Stock            7
          Use of Proceeds                        7
          Selling Securityholders                8
          Plan of Distribution                   9
          Description of Capital Stock           10
          Legal Matters                          11
          Experts                                11

     AVAILABLE INFORMATION
       The   Company  is  subject  to  the
informational requirements of the Securities Exchange
Act of  1934,  as amended   (the  "Exchange  Act"),
and  the   rules and regulations  promulgated thereunder,
and  in accordance therewith  files  reports,  proxy
statements  and  other information  with the Securities
and Exchange  Commission (the  "Commission").  Such
reports, proxy statements  and other information  filed
by  the  Company with the Commission, including the Registration
Statement on Form S-3  of which this Prospectus is a part, may be inspected and  copied at the public reference
facilities maintained by  the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549, and at the
following Regional Offices of  the Commission:  New
York Regional Office, Seven World  Trade Center,  New
York, New York 10048 and  Chicago  Regional Office, 500
West Madison Street, Chicago, Illinois 60661. Copies
of  such material can also be obtained  from  the
Public  Reference Section of the Commission at 450
Fifth Street,  N.W.,  Washington,  D.C.  20549,  at
prescribed rates.
The  Common  Stock is traded  in  the  over-the-
counter  market  and  is quoted in  the  NASDAQ
National Market.    Copies   of  the  Company's
reports,   proxy statements   and   other  information
filed with the Commission can also be inspected at the offices of the National Association of Securities
Dealers, Inc. at  1735 K Street, N.W., Washington, D.C.
20006.

       The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all information incorporated by reference therein and amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the
"Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement.

     DOCUMENTS INCORPORATED BY REFERENCE

      The following documents previously filed by the Company with the Commission (File No. 0-15188) pursuant to the Exchange Act are incorporated herein by this reference and are made part of this
Prospectus:

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1995, filed pursuant to Section 13 of the Exchange Act; and

     (2) The Company's Current Report on Form 8-K, dated May 11, 1995 and as amended by Amendment No.
1,  dated July  12, 1995, each filed pursuant to
Section 13 of  the Exchange Act.

      All  documents  filed by the  Company  pursuant
to Section  13(a),  13(c), 14 or 15(d) of the  Exchange
Act after the  date  of  this  Prospectus  and   prior  to
termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date any such document is filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The  Company  will provide without charge  to
each person  to  whom a copy of this Prospectus is
delivered, upon  written or oral request, a copy of any
and  all  of the  documents  incorporated by reference
herein,  other than exhibits to such documents unless
such exhibits  are specifically   incorporated  by
reference into   such documents.    Any  such  request
may  be   directed to Intersolv,  Inc.,
Attention:  Kenneth A. Sexton,  at the Company's principal
executive offices, which are located at  9420  Key  West
Avenue, Rockville, Maryland   20850, telephone number
(301) 838-5000.

     THE COMPANY

       Intersolv   is   a   software   product
company, specializing  in  open, client/server
development  tools. The Company's products and services
support a broad range of  approaches,  ranging  from
the  development  of  new client/server  systems to the
maintenance of  traditional systems.   The  Company's
product strategy emphasizes  an open  architecture
which permits its products to be  used separately,
with the Company's other products  and  with software
development products and approaches offered  by other
companies.  The Company's objective  is  to  build
products   that  deliver  high  productivity  on
simple projects  and  are powerful enough to handle
scalability requirements  of  production-grade
information   systems without retooling.

      Intersolv offers software products and services in the following solution areas:

Object Oriented ("OO") Development - This product series is focused on the needs of developers using the C++ language. The Company's initial product offering is an OO application framework and tool set. The
Company currently has several other tools in development, which it plans to introduce in the future.

Client/Server Development - Intersolv also  offers
tools   for  traditional  developers  using  the
COBOL language   who  want  to  move  into  the
client/server architecture.   These  tools  can  be  used  for
rapid application development ("RAD"), design driven development, or for maintenance and reuse of legacy applications.

Data Warehousing - Intersolv products provide access to more than 30 database management systems
("DBMS"). Offerings including an end user query and reporting tool and tools to deploy cross-platform Open
Database Connectivity ("ODBC") - compliant applications accessing multiple DBMS.

Software   Configuration  Management  ("SCM")   -
Intersolv offers a comprehensive SCM product suite.
The Company's SCM offerings leverage team development on the LAN while supporting multi-operating systems and multi-tool environments.

The Company markets and distributes its products
to end-users,   line-of-business   developers,
traditional information  system  departments,  project
managers  and application  development executives
within  corporations and independent software vendors
worldwide.  Sales in the United  States,  United
Kingdom,  Germany,  France and Australia  are  made
through Company owned  and  operated entities which use
a combination of field sales (face  to face),
telesales and third party distribution  channels. The
Company's  direct sales effort is augmented  with  a
network   of   independent  software  vendors, dealers,
distributors and value added resellers in more than 30 countries around the world.

      Intersolv has expanded its operations both
through internal development   and  selected   acquisition
of complementary  products  and businesses.   In  May
1995, Intersolv  acquired  PC  Strategies  & Solutions,   Inc.
("PCS") in a transaction accounted for using the "pooling-of-interests" method.

      Intersolv was incorporated under the laws of the State of Delaware in 1985, successor to the business begun in 1982. The Company's principal executive offices are located at 9420 Key West Avenue, Rockville, Maryland 20850, and its telephone number at that address is (301) 838-5000.

                        RISK FACTORS

      Prospective investors should carefully consider, among other factors, the following:

      Technological  Changes.  The  software
development tools  market  is  characterized  by  rapid
changes   in technology   and  user  needs.
Compatibility of the Company's  products  with
customers' preferred  operating systems and database
management systems are important  to future results of
the Company.  The current market  trend appears to be
weighted towards building client/server and cooperative
applications  using  a  changing mix   of operating
systems.    Revenue   from   the   Company's
traditional development tools area declined by 22%
during the  year  ended April 30, 1995.  Products in
this  area accounted for 35% of fiscal 1995 revenue,
and the Company expects demand in this area to remain
flat or continue to decline.  During fiscal 1995, the
decline in traditional development tools revenues was
more than offset by a  70% revenue  increase  in the
Company's  other  products  and services.  Because of
the rapidly changing market,  there is no  assurance
that  this  substantial  growth  will
continue.   Future operating results could  be
adversely affected by the market's acceptance of the Company's existing and new products in this rapidly changing market.

      Competition.  The market for the Company's
products is  highly  competitive.   The Company  competes  with
a number of  companies  that  market  similar  types
of products.    The  Company  also  expects   to
encounter competition in the future from established
companies  and new  companies that may develop products
competitive with the Company's products.  Many of the
Company's actual and potential   competitors   have
substantially greater financial, marketing and
technological resources than the Company.   Due to the
inherently unpredictable nature  of the  market in
which the Company competes, any actual  or potential
competitor   is  capable   of   capturing   a
disproportionate share of the market in a relatively short time frame. Such a rapidly shifting demand would adversely affect the Company's profitability.

         Fluctuations in Quarterly Performance.
Historically, the Company recognizes a major  portion
of its revenue during the last month of a fiscal
quarter and has  experienced quarterly fluctuations in
revenues  and earnings due to the timing of large
orders.  The  Company has no significant revenue
backlog, and substantially all of its product revenues
in any quarter results from sales made  in  the
quarter.  If sales are delayed and  do  not close in a
quarter as expected, the Company's results  of
operations for that quarter would be adversely
affected. Net  income  may  be  disproportionately
affected  by  a reduction  in  revenues because a large
portion  of  the Company's   expenses   do   not   vary
with   revenues. Historically,  the  Company has
recognized the largest portion of its revenues and operating income in the fourth quarter of its fiscal year, and the Company typically experiences lower revenues and operating income for the first quarter of a fiscal year than in the fourth quarter of the prior fiscal year.

      Acquisition Charges. In the past, the Company has expanded its operations through selected acquisitions. As a result of past acquisitions, the Company has charged earnings with transaction costs and certain restructuring costs to integrate the acquired businesses.

     Global Economies. The Company markets and sells its products through its own sales force and through third parties in approximately 30 countries.
Consequently, the Company's results are affected by changes in global economies and currency exchange rates.

      Third  Party  Sales Channels.  In addition  to
the Company's own marketing organization, the Company
markets its products through  a  global  network   of   other
independent software vendors (ISVs),   value-
added resellers  (VARs) and dealers and distributors.
Through third party alliances, the Company enables selected ISVs to embed and sell certain Intersolv technologies in their own products, for which the Company receives royalties. Alliances with VARs, dealers and distributors to resell the Company's products in markets which the Company cannot cost effectively reach on a direct basis. The success of these sales channels, and thus the amount of royalties the Company may receive, is dependent on the financial condition and marketing effectiveness of these third parties, which the Company cannot directly control.

       Dependence  on  Key  Personnel.   Competition
for qualified personnel in the software industry is intense. The future success of the Company will depend on its ability to attract and retain key employees.
The failure to attract or the loss of these individuals could have an adverse effect on the Company.

      Possible  Volatility of Stock  Price.   The
market price for the Common Stock has been highly
volatile  over the  past  several  years, and the
market  price  may  be subject   to   significant
volatility  in  the   future, particularly  on  a
quarterly basis.   Factors  such  as fluctuations  in
quarterly performance, the  announcement of
technological innovations or new commercial  products
by  the  Company  or its competitors, as well  as
market conditions   in   the  computer  software   or
hardware industries  and the condition of the economy
in  general, may  have a significant impact on the
market price of the Common  Stock.  In addition, in
recent  years  the  stock market   has   experienced
large   price   and   volume fluctuations,  which
often have been unrelated to the operating performance of specific companies or market sectors.

       Effect   of  Delaware  Law  and  Certain
Charter Provisions. Certain provisions of Delaware law and of the Company's Certificate of Incorporation could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of Common Stock. Certain of these provisions could make it more difficult for stockholders to effect certain corporate actions or could also have the effect of delaying or preventing a change in control of the Company. See "Description of Capital Stock."

                PRICE RANGE OF COMMON STOCK

      The  Common Stock is traded in the over-the-
counter market  on  the NASDAQ National Market under
the  symbol "ISLI."    The  following  table  sets
forth,  for   the Company's fiscal years indicated, the
high and low last sale prices of the Common Stock as reported by the NASDAQ National Market.

                                        High      Low
1993
  First Quarter                         16.0      10.6
  Second Quarter                        17.7      13.0
  Third Quarter                         15.2      11.5
  Fourth Quarter                        14.7       6.7
1994
  First Quarter                          8.5       4.7
  Second Quarter                        10.0       4.7
  Third Quarter                         13.2       7.7
  Fourth Quarter                        15.5       9.7
1995
  First Quarter                         26.2      14.0

      On  June  30,  1995, there were  approximately
206 holders of record of the Common Stock. See the cover page of this Prospectus for the last sales price of the Common Stock reported on the NASDAQ National
Market as of a recent date.

     USE OF PROCEEDS

      The sale of the Common Stock offered hereby is for the account of the Selling Securityholders.
Accordingly, the Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Common Stock.

                SELLING SECURITYHOLDERS

      The  Common  Stock offered by this  Prospectus
was initially issued by the Company to Michael I.
Goldman  on May  1,  1995 in connection with the
acquisition of  PCS. Michael  I. Goldman has granted to
Barney J.B. Safdie  an option to purchase 10% of the
Common Stock owned by  him. The  table  below  sets
forth information  regarding  the beneficial  ownership
of the Common Stock of the  Selling Securityholders as
of June 30, 1995 and  as  adjusted  to reflect  the
sale of Common Stock offered  hereby.    For
purposes of the following table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.


            Shares Owned         Maximum Shares     Maximum Shares
            Before the           Being  Offered     Owned
            Offering                                After the
                                                    Offering
Name       Number   Percent                         Number Percent
Michael I. Goldman
         675,000     4.1%      675,000              0       0%
Barney J. Safdie
          67,500     0.4%       67,500              0       0%

      Because a Selling Securityholder may offer by
this Prospectus all or some part of the Common Stock
which  he holds, no estimate can be given as of the
date hereof  as to  the amount of Common Stock actually
to be offered for sale  by a Selling Securityholder or
as to the amount  of Common   Stock   that   will  be
held by a Selling Securityholder upon the termination of such offering. See "Plan of Distribution."

                    PLAN OF DISTRIBUTION

     Any or all of the Common Stock offered hereby may be sold from time to time to purchasers directly by a Selling Securityholder. Alternatively, a Selling
Securityholder may from time to time offer any or all of the Common Stock through underwriters, dealers, brokers or other agents. The Company will receive no proceeds from the sale of the Common Stock offered hereby.

      The Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a Selling Securityholder or by agreement between a Selling
Securityholder and its underwriters, dealers, brokers or other agents.

      Any  underwriters, dealers, brokers or other
agents participating in the distribution of Common
Stock offered hereby   may   receive  compensation  in
the   form of underwriting discounts, concessions,
commissions or  fees from a Selling Securityholder
and/or purchasers of Common Stock  for  whom  they may
act.  In addition,  a  Selling Securityholder   and
any  such  underwriters,   dealers, brokers or  other
agents  that  participate   in   the distribution  of
Common  Stock  may  be  deemed  to be underwriters under
the Securities Act, and any profits on the  sale  of
Common  Stock by them and  any discounts, commissions
or  concessions  received  by any  of  such persons
may  be deemed to be underwriting discounts  and
commissions under the Securities Act.  Those who  act
as underwriter,broker, dealer or other agent in  connection
with  the sale of the Common Stock will be selected by  a Selling
Securityholder  and  may  have  other  business
relationships  with the Company and its  subsidiaries
or affiliates in  the  ordinary course  of  business.
The Company cannot presently estimate the amount of any
such discounts, commissions or concessions.  The
Company knows of no existing  arrangements  between
the   Selling Securityholders  and any underwriter, dealer,
broker or other agent.

      At  any time a particular offer of Common Stock
is made   by  a  Selling  Securityholder,  if
required,   a Prospectus Supplement will be distributed
which will set forth the identity of, and certain information relating to, such Selling Shareholder, the aggregate amounts of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or other agents, any discounts, commissions and other items constituting compensation from such Selling
Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a posteffective amendment to the Registration Statement of which this Prospectus is a part will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock.

     The Registration Rights Agreement (the
"Registration Rights Agreement"), dated as of May 1,
1995, by and among the  Company  and Goldman provides
that the Company  will indemnify  the  Selling
Securityholders  against  certain liabilities,
including liabilities under the  Securities Act.  The
Registration Rights Agreement also provides for the
indemnification  of  the  Company  by  the  Selling
Securityholders   for   certain  liabilities,
including liabilities under the Securities Act.  In
addition, under the Registration   Rights  Agreement, the
Company's obligation to indemnify extends to those who participate in the distribution of the Common Stock as underwriters for the Selling Securityholders. Also pursuant to the Registration Rights agreement, the Company has agreed to pay substantially all fees and expenses incident to the preparation, filing, amending and supplementing of the Registration
Statement of which this Prospectus is a part and any registration statements or qualifying documents filed under any state securities laws.

      To comply with certain states' securities laws, if applicable, the Common Stock offered hereby may be sold in such states only through brokers or dealers. In addition, in certain states the Common
Stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.


                DESCRIPTION OF CAPITAL STOCK

      The Company's authorized capital stock consists
of 50,000,000  shares of Common Stock, $0.01 par  value
and 3,000,000  shares  of Preferred Stock,  $0.10  par
value ("Preferred  Stock").  As of June 30,  1995,
there  were 16,552,653 shares of Common Stock
outstanding and held of record  by  206  stockholders,
including  the  shares  of Common  Stock  offered in
this Prospectus.   All  of  the outstanding  shares of
Common Stock are, and the shares offered hereby will be, when delivered and paid for, fully paid, validly issued and nonassessable.

Common Stock

       Holders  of shares of Common Stock are entitled
to one  vote  per  share on all matters to be  voted
on  by stockholders and are entitled to receive such
dividends, if any, as may bc declared from time to time
by the Board of  Directors  ("Board")  from  funds
legally  available therefor.   Upon  liquidation  or
dissolution   of the Company,  the  holders of Common
Stock  are  entitled  to receive  all  assets
available for distribution  to  the stockholders,
subject to any preferential rights  of  the holders of
Preferred Stock.  Holders of Common Stock have no
preemptive or other subscription rights.  There are no
conversion   rights  or  redemption   or   sinking
fund provisions with respect to Common Stock.
      The  Transfer  Agent and Registrar for  the
Common Stock  is  the First National Bank of Boston.
The  phone number of the Transfer Agent is 800-733-5001.

Preferred Stock

The  Board  may,  without  further  action  by  the
stockholders,  authorize the issuance of Preferred
Stock in one or more series and fix the rights,
preferences and privileges  of  Preferred Stock,
including  the  dividend rights,  dividend rate,
conversion rights, voting rights, rights  and  terms of
redemption, liquidation preferences and sinking fund
terms of Preferred Stock of any class or series.  No
shares of Preferred Stock  are  outstanding. The
issuance  of  Preferred  Stock  with   voting   and
conversion  rights may adversely affect the voting
power of  the  holders of Common Stock, including the
loss  of voting  control  to  others.  Further,  the
issuance  of Preferred Stock could have the effect of
making  it  more difficult   for   a  third  party  to
acquire,   or of discouraging a third company from
attempting  to  obtain, control of the Company.  The
Company has no current plan to issue any shares of Preferred Stock, except as may be required under the Company's Shareholder Rights Plan.

Shareholder Rights Plan

     On August 18, 1989, the Board adopted a
Shareholder Rights Plan (the "Rights Plan").  Under the
Rights  Plan, each stockholder of record has received,
and upon future issuances  of shares of Common Stock
recipients generally will  receive,  one right (a
"Right") for each  share  of Common  Stock  owned  or
received, respectively.   Rights trade  with the shares
of Common Stock and do  not  trade separately.   Each
Right entitles the holder  thereof  to purchase  one
one-hundredth of a share of the  Company's Series  A
Junior  Participating Preferred  Stock  at  an exercise
price of $40.00.  The Rights are not exercisable until
a person or group acquires beneficial ownership  of
20.0%  or more of the Common Stock or announces a
tender or  exchange  offer that will result in  such
person  or group  owning  30.0%  or more of the  Common
Stock. In addition,  if any person acquires at least 25.0%  of the Common  Stock  (except pursuant to a tender  or
exchange offer  for  all  Common Stock at a fair price)
or  if  a holder of at least 20.0% of the Common Stock
consolidates or  merges  into or engages in certain
other transactions with  the  Company,  the Rights will
entitle  all  other holders  of the Common Stock to
acquire, at the  exercise price  of the Right, shares
of Common Stock (or,  in  the event there is not a
sufficient number of authorized  but unissued or
reserved  shares  of  Common  Stock,   any combination
of  Common Stock, cash,  property  or  other Company
securities) with a market value equal  to  twice the
exercise  price of the Right.   If  the  Company  is
involved  in  a  merger or other business combination
in which it is not the surviving corporation or in
which the Common  Stock is changed or converted, or if
the  Company sells  or  transfers  at least 50.0%  of
its  assets  or earning  power,  each Right will
entitle  its  holder  to acquire,  at the exercise
price of the Right,  shares  of common stock of the
acquiring entity with a market  value equal  to  twice
the exercise price of the  Right.   Each Right is non-
voting, expires on August 31, 1999, and  may be
redeemed  at the Company's option prior  to  becoming
exercisable at a redemption price of $0.01 per Right.
      The Rights Plan is designed to protect
stockholders in  the event of (i) an unsolicited offer
to acquire  the Company,  including  an offer that
does  not  treat  all stockholders equally, (ii) the
acquisition  in  the  open market  of  shares
constituting control  of  the  Company without offering
fair value to all the stockholders,  and (iii) other
coercive takeover tactics that in the opinion of  the
Board  could  impair its  ability  to  represent
stockholder interests.  The Company is not aware  of
any present efforts by any persons to obtain control
of  the Company.
      The  provisions  of the Rights Plan  may  render
a takeover of the Company more difficult or less likely
to occur  even though such takeover may offer the
Company's stockholders  the opportunity to sell their
stock  at  a price above the prevailing market rate and
may be favored by a majority of the stockholders.
Delaware General Corporation Law Section 203.
      The Company is subject to the provisions of
Section 203  of  the  General Corporation Law  of  the
State  of Delaware.   In  general,  Section 203
prohibits certain publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person or entity became an interested stockholder, unless, among other exceptions, (i) the business combination is approved by the Board prior to the date the interested stockholder attained such status, or by the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder or (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the Company in the transaction. For purposes of Section 203, a "business combination" is defined broadly to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder.
Subject to certain  exceptions,  an
"interested stockholder" is a person or entity who, together with affiliates and associates, owns or within the three immediately preceding years of a business combination did own, 15.0% or more of the corporation's outstanding voting stock.


                     LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Arent Fox
Kintner Plotkin & Kahn, Washington, D.C.


                          EXPERTS

     The consolidated balance sheets as of April 30, 1995 and 1994, and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended April 30, 1995, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P.
independent accountants, given on the authority of that firm as experts in accounting and auditing.

                        PART II

     INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.     Other Expenses of Issuance and Distribution.

      Set  forth  below is an estimate of the
approximate amount   of  the  fees  and  expenses
payable  by the Registrant.

 Securities and Exchange Commission
 registration fee                          $5,790
*Blue sky fees and expenses
(including legal fees)                      1,500
*Accounting fees and expenses              15,000
*Legal fees and expenses                   20,000
*Printing and engraving expenses              250
*Transfer agent and registrar fees              0
*Miscellaneous expenses                     2,460
           Total                          $45,000

* Estimated


Item 15.     Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation
Law, as amended (the "DGCL"), provides that a corporation shall have power to indemnify any person who was or is  a party  or  is  threatened  to be  made
a  party  to  any threatened,   pending  or  completed
action,   suit   or proceeding,  whether civil,
criminal,  administrative  or investigative (other than
an action by or in the right of the  corporation) by
reason of the fact that he is or was a   director,
officer,  employee  or   agent   of the corporation, or
is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

      Article  Fifth of the Registrant's Second
Restated Certificate of Incorporation provides that the
Registrant shall, to the fullest extent permitted by
Section 145  of the  DGCL, as that Section may be
amended or supplemented from  time  to time, indemnify
any director,  officer  or trustee which it shall have
power to indemnify under that Section  against  any
expenses,  liabilities  or   other matters referred to
in or covered by that Section.

      Section 102(b)(7) of the DGCL permits a
corporation to include  in  its  certificate  of  incorporation a provision  eliminating or limiting the personal
liability of  a director to the corporation or its
stockholders for monetary  damages  for  breach of
fiduciary  duty  as  a director,   provided  that  such
provision   shall   not eliminate  or limit the
liability of a director  (i)  for any  breach  of  the
director's duty of  loyalty  to  the corporation  or
its  stockholders,  (ii)  for  acts   or omissions  not
in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      Article  Fifth of the Registrant's Second
Restated Certificate  of Incorporation provides that
no  director shall  be liable for any breach of
fiduciary duty, except to  the extent that the DGCL
prohibits the elimination or eligibility of directors
for breaches of fiduciary duty.
      The  Registrant  has  entered into
Indemnification Agreements with its directors and
officers which  require indemnification   in  certain
circumstances, establish specific payment procedures and provide certain other rights to such persons.


Item 16.     Exhibits.


     Number     Description
     4.1       Second   Restated   Certificate   of
               Incorporation, as amended, of the
               Company (incorporated  herein  by
               reference   to Exhibit 3(a) to the
               Company's Registration Statement on Form
               S-4, Registration No. 3338937).

     4.2       Rights Agreement, dated August 29, 1989
               between the Company and Sovran Bank,
               N.S. (incorporated  herein  by
               reference   to Exhibit   4.1  to  the
               Company's Current Report on Form 8-K, dated September 21, 1989).

     4.3       Registration Rights Agreement, dated as
               of  May  1, 1995, by and among the
               Company and   Michael   I.  Goldman
               (incorporated herein  by reference to
               Exhibit 4  to  the Company's  Current
               Report  on  Form  8-K, dated May 1,
               1995).

     5         Opinion  of Arent Fox Kintner Plotkin &
               Kahn  as  to  the legality of  the
               Common Stock being registered.

     23.1      Consent of Arent Fox Kintner Plotkin &
               Kahn (included in Exhibit 5)

     23.2      Consents of Coopers & Lybrand L.L.P.

     24        Power  of  Attorney  of  the  Board  of
               Directors (included on the Signature
               Page hereof)


Item 17.  Undertakings.
     The undersigned Registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To  reflect in the prospectus
any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be
permitted to  the directors, officers  and  controlling
persons  of the Registrant pursuant to the provisions
referred to in Item 15  or otherwise, the Registrant has
been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed  in  the Act and is, therefore,
unenforceable. In  the  event  that a claim for
indemnification  against such   liabilities  (other
than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

      Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rockville, State of Maryland, on this 1st day of August, 1995.

                              INTERSOLV, INC.
                              By:  /s/ Kevin J. Burns
                                      Kevin   J.Burns,
                                      Chairman of the Board,
                                      Chief Executive Officer


                     POWER OF ATTORNEY

       Each   person   whose  signature   appears
below constitutes  and appoints Kevin J. Burns and
Kenneth  A. Sexton  his  or her true and lawful
attorney-in-fact  and agent, each acting alone, with
full power or substitution and resubstitution, for him
or her and  in  his  or  her name, place and stead, in
any and all capacities, to sign any or   all
Amendments (including   post-effective Amendments) to
this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


            Signature         Title        Date


/s/ Kevin J. Burns     Chairman of         August 1, 1995
    Kevin J. Burns     the Board,
                       Chief Executive Officer
                       (Principal Executive
                         Officer)

/s/ Kenneth  A.  Sexton Vice President-
    Kenneth A. Sexton   Finance            August 1, 1995
                        & Administration
                        (Principal Financial
                        and Accounting Officer)

/s/  Norman  A. Bolz       Director        August 1, 1995
Norman A. Bolz

/s/  Richard  A.  Carpenter Director       August 1, 1995
Richard A. Carpenter


/s/  Robert  N.  Goldman    Director       August 1, 1995
Robert N. Goldman


/s/  Gary  G.  Greenfield   Director       August 1, 1995
   Gary G. Greenfield


/s/  Russell  E.  Planitzer  Director      August 1,1995
Russell E. Planitzer


/s/  Charles  O.  Rossotti Director         August 1,1995
Charles O. Rossotti

/s/  Frank  A.  Sola       Director          August 1,1995
Frank A. Sola




Exhibit 5
                            August 1, 1995


The Board of Directors
INTERSOLV, Inc.
3200 Tower Oaks Boulevard
Rockville, Maryland 20852

                 Ladies and Gentlemen:

   We have acted as counsel to INTERSOLV, Inc. (the
"Company") with respect to the Company's Registration
Statement on Form S-3, filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 675,000 shares of Common Stock, par value
$.01 per share (the "Shares").

     As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.
     We assume that, prior to the sale of any Shares to which the Registration Statement relates, appropriate action will be taken to register and qualify such Shares for sale, to the extent necessary, under any applicable state securities laws.
     Based on the foregoing, we are of the opinion that the 675,000 Shares are validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.
In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

                              Very truly yours,
                            Arent Fox Kintner Plotkin & Kahn


Exhibit 23.2


             CONSENT OF INDEPENDENT ACCOUNTANTS



          We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 31, 1995, on our audits of the consolidated financial statements and the financial statement schedule of INTERSOLV, Inc. We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated June 9, 1995, on our audit of the financial statements of PC Strategies &Solutions, Inc. We also consent to the reference to our Firm under the caption "Experts".




                              COOPERS & LYBRAND L.L.P.





Washington, D.C.
July 25, 1995